EXHIBIT 23.1

GBQ Partners LLC
500 South Front Street
Columbus, Ohio 43215

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated May 6, 2003 on the financial statements of Kahiki Foods, Inc. as of March 31, 2003 and for the two years then ended (and to all references to our Firm) included in or made a part of this Registration Statement Form SB-2.



                          /s/GBQ Partners, LLC
                          Certified Public Accountants

Columbus, Ohio
March 22, 2004

                                                                    EXHIBIT 23.2

Child, Sullivan & Company
4764 South 900 East, Suite 1
Salt Lake City, Utah 84117

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our audit report dated June 3, 2004 on the financial statements of Kahiki Foods, Inc. as of March 31, 2004 and for the year then ended, (and to all references to our Firm) included in or made a part of this Registration Statement Form SB-2.



                          /s/Child, Sullivan & Company
                          Certified Public Accountants

Salt Lake City, Utah
June 7, 2004